Form C

Cover Page

Name of issuer:

VooDoo Spirits, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 7/11/2012

Physical address of issuer:

108 Cliffside Dr.
Canandaigua NY 14424

Website of issuer:

http://www.tambour-original.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

20,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $20,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$20,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

9/24/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$58,415.22	$55,511.00
Cash & Cash Equivalents:	$4,304.00	$10,793.19
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$3,315.55	$4,089.93
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$194.45	$574.77
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$700.00	$709.00
Net Income:	($48,683.79)	($37,391.66)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

VooDoo Spirits, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jacob Muhleman	President	VooDoo Spirits Inc.	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jacob Muhleman	President	2012
Jacob Muhleman	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jacob Muhleman	2535113 Common Stock	78.41

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Given that we are crossing borders between our production and sales locations, there are geopolitical risks. We can mitigate these by paying for insurance, and keeping abreast of policy changes in Benin through our network, including contacts at the US Embassy in Benin.

Due to production in an underdeveloped country, there can be delays for any repairs to the equipment if spare parts are not readily available locally. However, we buy equipment that rarely needs extensive repairs and maintenance and we stock spare parts appropriately.

Raw material quality can vary due to seasonality, precipitation, and plant disease, but we mitigate this by spreading out our raw material supply to at least three suppliers.

A lower than expected rate of acceptance could slow our growth or stress our cash flow. Trying to sell the product in multiple locations with tailored marketing will mitigate this.

Other global liquor companies could recognize the potential of this type of palm spirit and try to replicate it. Being the first mover will give us an advantage and the increased competition would help validate the category.

Due to fewer routes to specific US ports, shipping from Africa can add extra costs for certain markets.

We will need to sign distribution agreements in all of the markets (each US State) that we want to sell in and not being able to come to an acceptable agreement in key markets could affect sales and profitability.

If we do not raise enough capital through a combination of this campaign and other equity and debt raises, we could have cash flow issues.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$20,000**

Use of Proceeds: This would allow us to rent a larger facility. More space will allow us to increase our efficiencies in production and add additional equipment.

If we raise: **$50,000**

Use of Proceeds: This would allow us to buy an increased capacity still.

If we raise: **$100,000**

Use of Proceeds: This is our ideal raise. This would allow us to enlarge our facility with an increased capacity still. This is will allow us to approximately double our current production.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (75%) , or
- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):			Choose	No
Common Stock	5000000	3233001	Yes	No
Debt Securities				No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$4 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

All current loans are in the form of convertible debt and thus will not be paid back in cash, only equity.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2016	Regulation D, Rule 506(b)	Convertible Note	$237,790	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Created in July 2012, VooDoo Spirits, Inc. is the brand owner of Tambour Original Sodabi, a distilled palm spirit. It also owns a subsidiary company in Benin, West Africa, La Distillerie Beninoise, SARL, which produces the flagship product, Tambour Original. La Distillerie Beninoise has been producing and selling in Benin since 2013 and in Togo since 2014, with year over year growth in revenue. Tambour Original is currently sold in recognized top-tier supermarkets, bars, restaurants, and hotels in the region, catering to affluent customers.

Up to this point, La Distillerie Beninoise has been operating at a loss due to start up and research and development costs and current limitations on production capacity. In 2016, all available product has been sold even with the large reduction in marketing activities. Production needs to be increased to keep up with demand regionally and to allow expansion into the US. Additional equipment will be pivotal to increase production in order to produce enough to cover the remaining shortfall of fixed costs.

VooDoo Spirits' upcoming launch in the United States is supported by federal sales approval (COLA), a signed importer, and a dedicated brand manager. Tambour Original also won a silver medal at the 2015 San Francisco World Spirits Competition which is a good proof point for a launch into the US market. Plans are to launch Tambour Original in the US this year, pending funding mostly tied to capacity augmentation. As such, at this point, the consolidated profit of VooDoo Spirits remains negative.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Jacob Muhleman, certify that:

(1) the financial statements of VooDoo Spirits, Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of VooDoo Spirits, Inc. included in this Form reflects accurately the information reported on the tax return for VooDoo Spirits, Inc. filed for the fiscal year ended 2015.

Jacob Muhleman
President

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.tambour-original.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements & Tax Returns

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Jacob Muhleman


TWICE-DISTILLED
TAMBOUR
ORIGINAL

VOODOO SPIRITS

Tambour Original: Born in Africa, celebrated in the USA

WATCH VIDEO

$0
raised of a $20K-$100K goal

Future Equity Agreement (SAFE)
$4m valuation cap; 25% discount

$100 min INVEST
Sent to escrow via Wefunder Portal LLC

WHAT WE DO

Our distillery has elevated sodabi, the traditional palm liquor of West Africa, from a cottage industry into a world-class spirit that retains the character and essence of its native roots. We work with local farmers to secure consistent, quality raw materials to produce refined palm liquor using industry-standard equipment and practices. After distillation, we infuse it with 14 ingredients to create a unique, aromatic, and complex flavor profile that results in a premium, award-winning spirit.

OUR AMBITION

We first launched TAMBOUR ORIGINAL in sodabi's native region, with our production facility in the cosmopolitan heart of Benin, and over the past 3 years sales have grown in the region. We are now ready to unveil TAMBOUR ORIGINAL in the US and we hope to explore additional markets in the future. We believe that TAMBOUR ORIGINAL has a place in bars and stores alongside mezcal, soju, and other exotic liquors recently popularized in global markets just as it holds a place in the culture of Benin.

- Silver Medalist: 2015 SF World Spirits Competition
- United States federal sales approval (COLA)
- Consistent growth in local markets over past 3 yrs
- Contracted American importer and brand representative in place

website: tambour-original.com

PALM LIQUOR | ALCOHOL | DISTILLING | DISTILLERY | SODABI | AFRICA | WEST AFRICA | BENIN | SMALL BUSINESS | FOOD & BEVERAGE | IMPORTING | NEW YORK | ROCHESTER | DEVELOPMENT | AGRICULTURE | PALM TREES | TROPICAL | VOODOO | PREMIUM | SUSTAINABILITY | SUSTAINABLE | AGROPROCESSING | VODOU | SODABE | CSR | SPIRITS | COTONOU

THE BUZZ ABOUT VOODOO SPIRITS

I was in New York when I first heard about Tambour and had the opportunity to taste the product in Cotonou in 2015. I must say that I was impressed by the quality of the product and on my way back to the US, I brought a few bottles to my friends in Boston, NY, and Toronto. Since then Tambour has become my drink and my friends in the US & Canada have not stopped asking me for more bottles. Tambour is a high quality product that I recommend to everybody in Benin, in Africa and in the world.

Jean-Philippe Houssou

Beninese national who has lived in the US for over 12 years

Tambour is a breath of fresh air to the North American spirit market. It also brings an historical connection to the African American and Canadian ancestry. As well, it is a very pleasant refreshing drink.

Hon. Peter L. McCreath

Founding Chair, Nova Scotia Liquor Corp. and Managing Director, Dartmouth Spirits Inc.

I came across Tambour while living in West Africa and it blew me away. Its high quality, rich and exotic flavor, and smooth aftertaste make it hard to put down. The company's incredible story and local roots make me proud to be one of the few in the United States who has experienced it. It's like nothing you've tasted before and will be your drink of choice when you are done. I look forward to the day when I don't have to travel to West Africa to have a taste.

Logan Combest-Friedman

American filmmaker based in Benin for 4 years

Tambour Sodabi is a quality beverage and it is even better when used for cocktail drinks. Tambour Sodabi is a great improvement of the Beninese traditional alcohol. I have enjoyed this product since the first time I tried it three years ago when I was living in Benin. I am excited that it is going to be available in the United States and can't wait to introduce it to my friends and colleagues.

Bijan Manavizadeh

Former Peace Corps Volunteer in Benin (2012-2015)

nFrontiers

Can an American Entrepreneur Bottle and Export Benin's Voodoo Spirit?

June 9, 2016

Palm wine has a long and illustrious history as the moonshine of West Africa. For years, farmers have tapped the sap from palm trees and let it ferment in any kind of container - from a gourd shell to a sawed-off plastic jerry can.

Boissons : avec "Tambour", le sodabi conquiert les bars a cocktail - JeuneAfrique.com

June 6, 2016

En misant sur la qualite et un design tres etudie, deux Americains sont en passe de faire de cette liqueur ouest-africaine traditionnelle un incontournable des bars a cocktail. Et ce grace a leur marque denommee "Tambour" qui se fournit aupres de

Sodabi: the West African palm-spirits - African Happy Hour

January 28, 2016

Typical West African spirits, sodabi is a palm liquor obtained from distilling palm wine. The word sodabi, it is said, comes from the name of its Beninese inventor, who learnt the distillation technique from the European in the early twentieth century. It is known

Sodabi tambour: un spiritueux beninois qui s'exporte

August 25, 2015

Le Sodabi, un spiritueux traditionnel beninois obtenu a partir de la distillation du vin de palme se modernise. Ecce Africa: Comment est nee l'idee de fabriquer le Sodabi Tambour ? Si le procede de fabrication de la boisson etait, jusque-la, reste identique a

Local Man Launches New Spirits Venture in Africa

July 18, 2014

A local Rochester man, Jake Muhleman had an idea while he was in France doing his MBA and partnered with a past Peace Corp advisor in West Africa to start a micro distillery in West Africa after trying a local product there called Sodabi.

The International Start-Up the topic of discussion with our second guest Jake Muhleman. The recent International MBA graduate of the EDHEC Business School in Nice France is launching a socially responsible export business in Benin, West Africa.

October 26, 2012

the CEO Hour, October 26th, 2012 - Jake Muhleman | Entrepreneur | Exports to West

PRODUCTION, ADOPTION, AND PROMOTION

We label and number each bottle by hand before distribution, and that care has not gone unnoticed. Locally, Tambour Original has been enjoyed by the former US Ambassador to Benin, as well as the King of Ouidah (pictured below) in Southern Benin. Additionally, we have participated in a number of
tastings at festivals and fetes, and have earned placement on the shelves of some of the most upscale supermarkets and bars in the country.








OUR SIGNATURE COCKTAILS

Smooth and intense, the flavors of Tambour Original go with everything from pineapple juice or passion fruit, to banana and chocolate. Find out more information and specific recipes on our website: www.tambour-original.com










MARKETING MATERIALS IN AFRICA

An example of our Francophone West African focused marketing. Unique materials will be developed appropriate to the advertising norms and trends of the United States and other markets.







TAMBOUR
ORIGINAL
DISPONIBLE
ICI

3 YEARS OF YEAR-OVER-YEAR GROWTH IN WEST AFRICA

Our problem is one of capital, not demand. Although our sales have been increasing steadily in Benin and Togo over the past 3 years, we operate out of a relatively small facility and our output is capped at current rates. At current production levels marginal profitability is positive (and could be further increased through economies of scale as we grow), but in order to increase output and begin profitably exporting to the United States we need access to more space and additional equipment.



Tambour Original™ Sales Volumes (Euros*)
Amount (Euros)
6000
5000
4000
3000
2000
1000
0
2013-Q2
Q3
Q4
2014-Q1
Q2
Q3
Q4
2015-Q1
Q2
Q3
Q4
2016-Q1
Time (Quarters)

* Euros were chosen as the local currency in Benin (XOF) is tied to the Euro. We did not want to introduce a foreign exchange bias to our numbers
** Note: Spikes in sales in Q4 are normal in the alcohol industry due to an increase in gifts and parties at the end of the year

Steady Growth

Steady year over year growth.

MEET THE FOUNDERS

Three former UCLA sailing team members pair up to start an alcohol business in West Africa



Jake Muhleman

President and Co-Founder

MIT engineer with an MBA from Edhec Business School (Nice, France) and 3.5 years work experience in Benin; Favorite Cocktail: Hidden Passion



Eric Newton

Co-Founder

Former Peace Corps Volunteer with 3.5 years work experience in Benin; Favorite Cocktail: African Queen



Kassandra Klaritsch

Co-Founder

Former Head of Marketing at an organic French winery; current Financial Controller at Neilson; Favorite Cocktail: African Sunrise

DETAILS

What's new about what you're making? How is it different? ^

– COLLAPSE ALL

At VooDoo Spirits, we are making the first premium version of sodabi, a category of liquor that is characterized by its robustness, versatility, and mystic. We are proud to introduce our own refined version of sodabi, a time-honored and culturally significant spirit from West Africa. We have elevated this previously unsung and relatively unnoticed palm spirit into a beverage that appeals to both African markets and American appetites. Distilled from palm trees from Benin, West Africa, TAMBOUR ORIGINAL has a unique flavor profile that is puissant, yet subtly sweet and aromatic. Poised to be the very first brand of sodabi on the US market, TAMBOUR ORIGINAL is an ambassador of the West African palate, and will transport you to the tropical coastline of Benin.

What specifically will you use the funding raised on Wefunder for? ^

Our priority is to increase our production capacity to be able to handle the volumes necessary for profitable export. Funding will enable us to have sufficient working capital to purchase raw materials and cover other costs associated with the production increase. The amount of money that we raise will determine the type of equipment that we can buy to do this. To accommodate this new equipment and expansion, we will move our production facility to a larger space. Our ideal raise would be $100k through Wefunder to accomplish our goals in the most efficient way; although, as little as $20k paired with other fundraising activities such as bank financing, would also greatly help us achieve our growth targets.

How big is the market? ^

The US liquor market is a $24.1 billion a year market for suppliers, with a steady growth over the past 10 years,* which includes taking share away from beer for the past 6 years in the overall alcoholic beverage market.** With the increasing demand for liquor in the US and current trends showing a surge in American consumers trying new and exotic liquors,*** there is a gap in the spirits market that TAMBOUR ORIGINAL can fill.

*Supplier gross revenue of the distilled spirits industry in the United States from 2005 to 2015 (in billion U.S. dollars)

**Distilled Spirits Deliver Steady Sales Growth of 4.1 Percent in 2015

***Around 1,800 new spirits products have been launched in the US in the past three years, resulting in around $1.5 billion in sales in 2011. Reference: Emily Bryson York, Chicago Tribune Reporter, Liquor, wine continue to take share from beer sales, Liquor, wine continue to take share from beer sales (January 31, 2012)

Who are your competitors? How are you different? ^

In Africa, our main competitors are not other sodabi brands, but rather imported premium liquors, such as Johnny Walker (i.e. Red and Black labels), which are products at similar price points that appeal to similar demographics. Meanwhile, in the US, our competition will consist of premium, imported, and craft products. What differentiates TAMBOUR ORIGINAL from the other players in the market is the fact that it is a pioneer in a completely new category of spirits, thus appealing to the growing segment of trendsetting, adventurous consumers looking to try the next new thing. Moreover, there is a very limited selection of African liquors on the shelves (e.g. Amarula from South Africa), which will allow TAMBOUR ORIGINAL to stand out even more.

What do you understand about your business that others don't get?

VooDoo Spirits prides ourselves on our successes in navigating the complexities of doing business in Africa and establishing strong relationships in the region. We have found a way to tap into the growing local market and deliver an alluring product that is relatable to consumers, yet enticing and fresh at the same time. There is a value in refining previously unknown local goods, giving them a place in the larger global market (e.g. kombucha, coconut water, acai berries). We are pioneers in the African spirits market, not only addressing the gap in the spirits market, but also capitalizing on the opportunity-rich African market that will lead the way to a bright future for the local economy. By developing a unique product and hard-to-replicate network connections, we have created a true value for our stakeholders, including local farmers, employees, investors, and customers.

What's your biggest risk? What keeps you up at night?

While Voodoo Spirits has a significant and growing foothold in our current market, we are still a small company producing at a small scale. Therefore raising sufficient funds in order to increase our capacity to begin and maintain overseas export, while still staying profitable, is a significant concern. Through outlets like Wefunder, we hope to inform people of our mission, and engage people who share a passion for diverse cultural exchanges and the food of West Africa. By supporting us, we are giving individuals a personal stake in bringing this unrivaled drink to the United States. Our biggest risk is not raising the appropriate funds to be able to increase our capacity in order to be profitable and meet product demand. Currently, we are marginally profitable, but in order to cover all of our fixed costs and to be truly profitable, we need to increase sales beyond our fully utilized current production capacity.

How are you helping the local economy?

VooDoo Spirits is reinvigorating the local economy through the creation of a high quality brand of sodabi. We feel that one of the best ways to develop the region is by providing sustainable employment and increasing the value of goods in the region by processing them, instead of simply selling commodities. Our business practices are based on providing fair and equal wages. Our successes thus far are an attestation to the close partnerships that we have developed over the years—we put a high value on our established relationships with local farmers, our staff, and other regional partners. Our business has created a premium product that can help to diversify the country's exports and positively impact local communities.

How are you ensuring environmental sustainability?

We have researched sustainable harvesting methods of the *Elaeis guineensis* palm used in sodabi production, which is the same species of palm tree that is currently being cultivated in Asia. We intend to test these existing farming techniques to determine whether or not they can improve our environmental impact. If successful, we will work with our farmers to implement these harvesting methods to extend the life of the palm trees. Moreover, we are exploring the idea of Rainforest and/or Organic certification to better showcase our processes.

How will you make money?

Our distillery plans on making money by selling TAMBOUR ORIGINAL in stores, bars, and restaurants nationwide. Our launch product appeals to a generation of people who are not only interested in trying new products, but can afford it. Our local price in West Africa is roughly $18 USD, which translates to just under $40 a bottle in the US due to shipping, taxes, and the three-tiered alcohol system. Strategic partnerships, word-of-mouth, and brand ambassadors will aid in the marketing and adoption of TAMBOUR ORIGINAL. VooDoo Spirits will tactically sell TAMBOUR ORIGINAL throughout the USA, starting in just one or two key markets and strategically expanding as our capacity and demand increases.

How do you acquire customers? ^

In Africa, our customer base is developed through word of mouth, event sponsorship, promotional campaigns, and positive press. In the USA, we plan on targeting tastemakers in the spirits industry, such as mixologists and other grassroots influencers to help carry the message of our product as formal or informal brand ambassadors. Social media will also play an important role in creating buzz around TAMBOUR ORIGINAL. Our hope is to convert early adopters to loyal followers. Moreover, our brand manager has various distribution contacts throughout the country that will help in the placement of TAMBOUR ORIGINAL in the proper venues.

Who is your target consumer? ^

In African markets, we target affluent locals, expats, and tourists. In the US we plan on targeting adventurous 21-35 year olds* with disposable income. A large percentage of this segment live in large cities that typically have more ethnic diversity,** which contributes to open-mindedness, expanded palates and a desire to try new things from around the world***. Additionally, members of the Beninese and West African diaspora are also centered in these areas, and thus, it will give these assumed early adopters a chance to become valued informal brand ambassadors by sharing a product from their homeland with their friends.

*http://www.beveragedaily.com/Markets/From-cocktails-to-craft-What-do-millennials-want-in-alcoholic-b...

**http://www.inc.com/tess-townsend/these-are-the-top-10-cities-for-wealthy-millennials.html

***http://www.moneytalksnews.com/the-10-most-racially-diverse-cities-america/

What are the different ways to consume Tambour Original? ^

TAMBOUR ORIGINAL might have its roots in the tropics, but it may be enjoyed in a variety of ways year round. You may try our palm liquor infused with 14 ingredients—including honey, dates, and hibiscus flowers—straight up, on the rocks, or in cold or even warm cocktails. Liven up your favorite savory or sweet dishes with TAMBOUR ORIGINAL for a *je ne sais quoi* taste. In addition to the cocktails listed on our site, we love TAMBOUR ORIGINAL in our homemade eggnog, duck pate, shrimp marinade, and chocolate truffles. Whatever way you choose to savor TAMBOUR ORIGINAL, you can be sure that it will transform your dining experience.

What products will be available in your US launch? ^

For our US product launch, we plan to introduce our standard 750ml bottle and mini 50ml bottle. In March 2016, we introduced a mid-size 375ml version to the Beninese market, and will roll it out to the US market if the market demands. Furthermore, our distillery has been aging a special reserve of TAMBOUR ORIGINAL in French oak barrels that we cannot wait to share with our loyal customers in the future. One batch has already been aged for two years, but we have yet to announce the release date. We also have plans to expand our product line to different variations of sodabi and/or other spirit categories for export and regional markets.

When will TAMBOUR ORIGINAL be available in the US and where? ^

We are still finalizing this and do not want to give forward-looking information. We will provide updates through this campaign as soon as we have definitive information.

What about markets outside of the US and West Africa?

We are certainly interested in other markets and have had preliminary discussions with a number of importers and distributors. Further expansion will depend on our ability to increase our capacity and the strength of strategic partnerships that we will be able to form. New market priorities could be influenced by investors' interests and connections as well.

Why the name TAMBOUR ORIGINAL?

Tambour [tam-boo r] is the French word for drum. Taking a note from the world-renowned musical culture of the region, TAMBOUR ORIGINAL is a proud testament to the rigor, discipline, and complexity of the drumming beats that have graced West Africa for generations. It is with these values in mind that we present TAMBOUR ORIGINAL, a redefinition of sodabi that salutes the bright future of West Africa by maintaining the traditions that got it there.

Why VooDoo Spirits?

VooDoo Spirits was inspired by Voodoo (or Vodou) which is an animistic religion that originated in Benin. Voodoo is both widely practiced and a major influence on the culture and local practices. Furthermore, sodabi often plays an integral part in many Voodoo ceremonies. VooDoo Spirits is also a play on words as 'spirits' can mean alcohol, or it can represent the spirits worshiped. Ultimately, our company name aims to pay homage to the rich history, culture, and people of the region.

What is your company structure?

VooDoo Spirits, Inc. is a Delaware incorporated C-Corp with headquarters located in Upstate New York. VooDoo Spirits is an 100% owner of the subsidiary production company, La Distillerie Beninoise, SARL (roughly equivalent to an LLC in the US), located in Benin.

What is the process of producing TAMBOUR ORIGINAL and how does it differ from other brands of sodabi?

Palm tree sap is extracted from the *Elaeis guineensis* palm and fermented. After fermentation is complete, the fermented sap, now called palm wine, is distilled. In other sodabis, this is often only done once. Sodabi is often then sold as is, or mixed with a variety of herbs, fruits, and spices in the home and consumed as a shot, often as a form of local medicine. However, with TAMBOUR ORIGINAL, we distill the mash twice for a more refined spirit, using industry-standard machinery. We infuse a combination of 14 ingredients in our liquor for 3 months before filtering and bottling our product in-house thus ensuring batch conformity and superior quality.

Aren't there controversies surrounding palm plantations (i.e. palm oil)?

Although sodabi is produced by the same species from which palm oil is extracted (*Elaeis guineensis*), the environmental impact is not the same. The palm trees
that we use are native to West Africa, and thus are not a burden to the local ecosystem. Moreover, we will be able to reduce deforestation due to sodabi production by implementing new and environmentally friendly sap-tapping methods.

ASK A QUESTION

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INVESTMENT TERMS

Invest in VooDoo Spirits with a **Future Equity Agreement (SAFE)** under these terms:

$4m	25%
valuation cap	discount rate

INVESTOR PERKS

Invest $2,000+ TAMBOUR ORIGINAL T-shirt, flask, and 2 shooter glasses

RISKS SPECIFIC TO VOODOO SPIRITS

1. Given that we are crossing borders between our production and sales locations, there are geopolitical risks. We can mitigate these by paying for insurance, and keeping abreast of policy changes in Benin through our network, including contacts at the US Embassy in Benin.

2. Due to production in an underdeveloped country, there can be delays for any repairs to the equipment if spare parts are not readily available locally. However, we buy equipment that rarely needs extensive repairs and maintenance and we stock spare parts appropriately.

3. Raw material quality can vary due to seasonality, precipitation, and plant disease, but we mitigate this by spreading out our raw material supply to at least three suppliers.

4. A lower than expected rate of acceptance could slow our growth or stress our cash flow. Trying to sell the product in multiple locations with tailored marketing will mitigate this.

5. Other global liquor companies could recognize the potential of this type of palm spirit and try to replicate it. Being the first mover will give us an advantage and the increased competition would help validate the category.

6. Due to fewer routes to specific US ports, shipping from Africa can add extra costs for certain markets.

7. We will need to sign distribution agreements in all of the markets (each US State) that we want to sell in and not being able to come to an acceptable agreement in key markets could affect sales and profitability.

8. If we do not raise enough capital through a combination of this campaign and other equity and debt raises, we could have cash flow issues.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

VooDoo Spirits is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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888-546-0325
SF / Boston



Jake Muhleman

Co-Founder and President at VooDoo Spirits, Inc.

Benin | Food & Beverages

Previous Boston Scientific, Ultralife Corporation, MIT Media Lab

Education EDHEC Business School

Background

Summary

Jake has successfully launched a socially responsible liquor production and export business in Benin, West Africa. With the main line product "Tambour Original", a distilled spirit product manufactured from the indigenous West African Palm tree, manufacturing continues round the clock and is being sold at the finest restaurants and stores throughout Benin and starting in neighboring countries. International trade expansions are under discussion, including a US launch.

There is a larger social aspect to the venture according to Christopher Carlsson, SpiritsReview.com – to quote Mr. Muhleman, "We are creating sustainable employment in a very impoverished area. Few products are make locally and we feel that by creating jobs and products, we can make an impact in the economic position of the country… and for employees.

Specialties: Entrepreneurship, Innovation, Social Enterprise, Mechanical Engineering, Supplier Interaction, Research and Development, International MBA, Leadership, Medical Devices, Technologies, African Business Development

Experience

Co-Founder and President

VooDoo Spirits, Inc.

July 2012 – Present (4 years 1 month) | Benin

Develop company operations in West Africa for production of liquor for local sales and international export; including:
- Developing supply network for raw materials
- Specifying/ordering distilling equipment
- Facility identification, development, and upkeep
- Investment/Funding identification and relations
- Process development for distillation
- Marketing analysis and brand name identification
- Sales and distribution support
- Incorporating multiple country branches

Mechanical Design Engineer - Research and Development

Boston Scientific

August 2009 – August 2011 (2 years 1 month) | Valencia, CA, USA

• Designed a next generation Spinal Cord Stimulation implantable medical device, with specific focus on lead design and testing
• Lead and organized technicians in parts builds and problem solving; coordinated design features with engineering teams; recommended and implemented equipment design features; and specified materials and selected suppliers
• Exceeds expectations performance rating, Checkered Flag Award
• 3 US patent applications relating to implantable lead designs and manufacturing processes

1 recommendation



Vatche Alexan
Manager II, Equipment Engineering at Boston Scientific Neuromodulation

I worked with Jake for a little over two years. He is a very detail oriented and responsible Engineer. All his projects were completed in a timely manner and were all successful. I would gladely work with Jake again. View↓

Engineering Intern - Military Division
Ultralife Corporation
June 2008 – August 2008 (3 months) | Newark, NY, USA

• Updated CAD drawings to include specifications and changes made during production using Autocad, Inventor, and Solidworks; worked with Product Stream and Enterprise vaulting systems

Undergraduate Research
MIT Media Lab
September 2007 – June 2008 (10 months) | Cambridge, MA, USA

• Helped design shared use prototype electric scooter for use in densely populated cities; worked on an inductive charging circuit to eliminate the necessity of plugging scooter in to charge

Engineering Intern
Maritime Applied Physics Corporation
June 2007 – August 2007 (3 months) | Baltimore, Maryland Area

• Designed, tested, and solid modeled systems and components for defense contractor; collected, summarized, and interpreted performance data; interacted with engineers and shop personnel to build prototype systems

Sailing Instructor, Race Team
Shelter Island Yacht Club
June 2006 – August 2006 (3 months) | Shelter Island Heights, NY, USA

• Coached intermediate and advanced sailors in both single-handed and double-handed boats; responsible for travel race regattas around Long Island Sound

New Technology Implementer
Haarstick Sailmakers
June 2005 – August 2005 (3 months) | Rochester, New York Area

• Converted sail material cutting system to a United Kingdom proprietary Windows based computer system from a 15 year old Unix-based and DOS system; self-taught three different computer languages and conversed with UK supplier via email to accomplish this task in three months
• Received performance bonus for contribution to the business

Languages

French
Limited working proficiency

English
Native or bilingual proficiency

Skills

Top Skills

- 41 Entrepreneurship
- 19 Engineering
- 18 Manufacturing
- 17 Solidworks
- 16 Product Development
- 16 Management
- 11 Leadership
- 10 Business Strategy
- 6 Teamwork
- 5 Mechanical Engineering

Jake also knows about...

- 3 Medical Devices
- 3 Research
- 3 CAD
- 3 Strategy
- 3 Market Analysis
- 2 Six Sigma
- 2 SolidWorks
- 1 MBA
- 1 Supplier Identification
- 1 Social Entrepreneurship
- 1 Social Enterprise
- 1 Product Design
- 1 Injection Molding
- 1 Minitab
- 1 Design of Experiments

See 9+ >

Education

EDHEC Business School

MBA, Global Leadership Track, Magna Cum Laude
2011 – 2012

Full time international MBA located in Nice, France with executive business trips: Sustainable Development in South Africa, Global Leadership in Singapore

Activities and Societies: Class Representative

1 recommendation

Filip Andretsudis
Marketer & Grower at SocialDrv

I worked with Jake during the initial planning face of implementing his business idea; that has currently become an existing venture of his. As head of the team working on the project, for our Business School's Entrepreneurship course, Jake showed... View ↓

University of California, Los Angeles

MS, Mechanical Engineering, 3.7/4.0
2008 – 2009

Focus in Design and Manufacturing

Activities and Societies: Skipper for UCLA sailing team at Course Croisière EDHEC in France and Volunteer Coach for UCLA sailing team

Massachusetts Institute of Technology

BS, Mechanical Engineering, 4.4/5.0

2004 – 2008

Minor in Management from Sloan School
Concentration in Electrical Engineering and Robotics

Activities and Societies: Varsity Sailing Team, Varsity Alpine Ski Team, Beta Theta Pi, "Sail-Bot" autonomous remote controlled boat

▾ 1 recommendation



Victor Sinow
Principal Engineer at FINsix

Jake is a dedicated, motivated, and proficient engineer with skills that range far beyond his discipline. His capacity to learn is excellent, as is his sense of pride in his work. He is a productive leader and I recommend him unreservedly. View↓

Webster Schroeder

1999 – 2004

Additional Info

- **Interests**

Sailing, Skiing, Entrepreneurship, Innovation, Consulting, Travelling

- **Personal Details**

Birthday March 29

Recommendations

Received (3) ▾ Given (2)

Mechanical Design Engineer - Research and Development

Boston Scientific



Vatche Alexan
Manager II, Equipment Engineering at Boston Scientific Neuromodulation

I worked with Jake for a little over two years. He is a very detail oriented and responsible Engineer. All his projects were completed in a timely manner and were all successful.
I would gladely work with Jake again.

April 18, 2012, Vatche managed Jake indirectly at Boston Scientific

MBA
EDHEC Business School



Filip Andretsudis
Marketer & Grower at SocialDrv

I worked with Jake during the initial planning face of implementing his business idea; that has currently become an existing venture of his. As head of the team working on the project, for our Business School's Entrepreneurship course, Jake showed great leadership, managerial and innovative skills. It was a pleasure to work with him, and very satisfying to see his idea... **more**

November 16, 2012, Filip studied with Jake at EDHEC Business School

BS
Massachusetts Institute of Technology



Victor Sinow
Principal Engineer at FINsix

Jake is a dedicated, motivated, and proficient engineer with skills that range far beyond his discipline. His capacity to learn is excellent, as is his sense of pride in his work. He is a productive leader and I recommend him unreservedly.

April 23, 2012, Victor studied with Jake at Massachusetts Institute of Technology

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